CUSIP No. 03842Q108	13G

Exhibit 2

MEMBERS OF A GROUP

Pinnacle Ventures Management I, L.L.C.

Pinnacle Ventures I-A (Q), L.P.

Pinnacle Ventures I-B, L.P.

Pinnacle Ventures I Affiliates, L.P.

Pinnacle Ventures I (Q) Equity Holdings, L.L.C.

Pinnacle Ventures Management II, L.L.C.

Pinnacle Ventures II-A, L.P.

Pinnacle Ventures II-B, L.P.

Pinnacle Ventures II-C, L.P.

Pinnacle Ventures II-R, L.P.

Pinnacle Ventures II Equity Holdings, L.L.C.

Pinnacle Ventures Equity Management I, L.L.C.

Pinnacle Ventures Equity Fund I, L.P.

Pinnacle Ventures Equity Fund I-O, L.P.

Pinnacle Ventures Equity Fund I Affiliates, L.P.

Ken Pelowski